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Exhibit 23.4

Consent of Independent Auditors

        We consent to the use of our report dated March 29, 2013, with respect to the consolidated financial statements of Eldorado HoldCo LLC and subsidiary included in the Registration Statement (Form S-4) and the related Prospectus of Éclair Holdings Company for the registration of 66,790,927 shares of its common stock.

/s/ Ernst & Young LLP

Las Vegas, Nevada
October 31, 2013

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  Exhibit 23.4